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                                                                       EXHIBIT 1

                                    GMO TRUST

                                AMENDMENT NO. 18
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         The undersigned, constituting at least a majority of the trustees of the GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated June 23, 2000 (the "Declaration of Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable and appropriate (i) to establish and designate one new series of the GMO Trust, "GMO World Opportunity Overlay Fund," and (ii) to amend the application of Article VI of the Declaration of Trust to GMO World Opportunity Fund and certain other future Series, do hereby direct that this Amendment No. 18 be filed with the Secretary of The Commonwealth of Massachusetts so that:

         (i) Schedule 3.6 of the Declaration of Trust is amended and restated in its entirety as attached hereto; and

         (ii) The following proviso is added at the end of the first sentence of the first paragraph of Article VI, Section 1:

                     "; provided, however, that with respect to GMO World Opportunity Overlay Fund and any other Series for which it is determined, prior to the time that any Shares of such Series are outstanding, that the Series will elect to be treated as a partnership for tax purposes, the Trustees shall determine in their sole discretion the timing and amount of any distributions to Shareholders of such Series."

         The foregoing amendment shall become effective on November 16, 2004.


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         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 8th day of November, 2004.


                                                   ------------------
                                                   Donald W. Glazer
                                                   225 Kenrick Street
                                                   Newton, MA  02458


                                                   ------------------
                                                   R. Jeremy Grantham
                                                   40 Rowes Wharf
                                                   Boston, Massachusetts  02110


                                                   ------------------
                                                   Jay O. Light
                                                   30 Wellesley Road
                                                   Belmont, Massachusetts  02478


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                                                  Schedule 3.6 to Decl. of Trust

Series
GMO U.S. Core Fund
GMO Tobacco-Free Core Fund
GMO Value Fund
GMO Intrinsic Value Fund
GMO Growth Fund
GMO Small Cap Value Fund
GMO Small Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Tax-Managed Small Companies Fund
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Emerging Markets Quality Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Alpha Only Fund
GMO Inflation Indexed Bond Fund
GMO Emerging Country Debt Share Fund
GMO International Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Global (U.S.+) Equity Allocation Fund
GMO U.S. Sector Fund
GMO International Core Plus Allocation Fund
GMO Special Purpose Holding Fund
GMO Taiwan Fund
GMO Short-Duration Collateral Fund
GMO Benchmark-Free Allocation Fund
GMO U.S. Quality Equity Fund
GMO Global Growth Fund
GMO Real Asset Fund
GMO World Opportunity Overlay Fund